Exhibit 99.1

Industrial Enterprises of America Comments on Recent Progress

HOUSTON--(BUSINESS WIRE)--July 26, 2005--Industrial Enterprises of America, Inc. (Pink Sheets: ILNP - News) is pleased to report that its subsidiaries, EMC Packaging and Unifide Industries, are experiencing strong product demand and sales growth. ILNP projects revenues above $35 million and positive EPS for the fiscal year that began July 1. Additionally, with the recent $5 million round of financing just completed and increasing demand along all product lines, the Company should realize a net profit margin of 10% this fiscal year.

We are very pleased with ILNP's recent developments and progress made in establishing a strong foundation for long term profitability and growth. The Company has raised substantial capital from quality investors which it will use to invest in existing operations, appointed an outstanding Board of Directors and successfully integrated Unifide Industries into its core business. The success of this integration has led ILNP to pursue other acquisition targets in this sector to further establish production and distribution advantages. The Company is poised for substantial growth in 2005 and I believe ILNP represents an attractive value proposition," commented Crawford Shaw, CEO of Industrial Enterprises of America.

Management believes that the Company will be eligible for expedited listing on the Over-The-Counter Bulletin Board exchange in the coming weeks. This move is geared toward increasing the Company's exposure in the financial markets and credibility with potential institutional investors.

About ILNP

Industrial Enterprises of America, Inc. "ILNP" specializes in converting Hydroflurocarbon gases, (HFC) R134a and R152a, into branded and private label refrigerant and propellant products. Headquartered in Houston Texas, with manufacturing and packaging facilities in New Jersey, ILNP's products serve a variety of industries. For more information about ILNP visit www.TheOtherGas.com.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's, EMC Packaging, Inc.'s, Unifide Industries, Limited Liability Company's and Today's Way Manufacturing, LLC's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it cannot guarantee that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's, EMC Packaging, Inc.'s, Unifide Industries, Limited Liability Company's and Today's Way Manufacturing, LLC's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging, Inc.'s, Unifide Industries, Limited Liability Company's and Today's Way Manufacturing, LLC's products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iii) the consequent results of operations given the aforementioned factors; and (iv) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as a merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff, 212-505-5976
 PressReleases@Za-Consulting.net